UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2007

______________________________

NEW WORLD BRANDS, INC.
(Exact name of registrant as specified in its charter)

                     Delaware                                                   033-91432                                 02-0401674
                  (State or other jurisdiction              (Commission                  (IRS Employer
                     of incorporation)                       File Number)                 Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401
(Address of principal executive offices)

(541) 868-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 26, 2007, New World Brands, Inc. (the “Registrant”) and TELES AG Informationstechnologien (the “Purchaser”) entered into a share sale and purchase agreement (the “Final Agreement”), following the execution of a preliminary share sale and purchase agreement (the “Preliminary Agreement”).  The Preliminary Agreement was executed on July 18, 2007 and filed with the Securities and Exchange Commission on July 20, 2007 as Exhibit 10.1 to Form 8-K.  The Final Agreement was approved by the Registrant’s board of directors and the Purchaser’s supervisory board on July 25, 2007.  The closing of the purchase and sale of the shares (the “closing”) took place on July 26, 2007, immediately upon the execution of the Final Agreement.  The share sale and purchase has an effective date, for accounting purposes, of July 1, 2007.

Pursuant to the Final Agreement, the Registrant agreed to sell all of the outstanding capital stock of its wholly-owned subsidiary, IP Gear, Ltd. (“IP Gear”), to the Purchaser for a purchase price consisting of: (i) a payment at closing of $1.5 million and (ii) an earn out equal to 10% of the Purchaser’s worldwide revenues (including revenues of the Purchaser’s affiliates) within the Purchaser’s CPE Product Line (as defined in the Final Agreement) for a period of four years after closing.  The total earn out payments shall not be less than $750,000 (the “Minimum Earn Out”), and shall not be subject to a cap.  The Minimum Earn Out shall be paid in quarterly amounts of $46,875, each quarterly payment due within 90 days of the close of the quarter, commencing with the quarter ending September 30, 2007.  In the event the Minimum Earn Out is exceeded, the differential amount is due within 90 days after June 30, 2008, 2009, 2010 and 2011.

The Final Agreement also contains representations, warranties and indemnities of the Registrant and the Purchaser that are customary in a transaction involving the sale of a subsidiary.

With certain exceptions, commencing on the date of the closing and for a certain period of time (as specified in the Final Agreement), the Registrant agreed not to, or cause any of its affiliates to, engage in any research and development or manufacturing activities competitive with those conducted by IP Gear, and not to, or cause any of its affiliates to, engage in the sale, distribution, marketing and services of products that may compete with certain products of the Purchaser.  In addition, with certain exceptions, commencing one year after the date of closing, and effective for a period of time and within certain geographic regions relative to the grant of exclusive distribution and sale rights to the Registrant pursuant to the partner contract described below, the Registrant agreed not to, or cause any of its affiliates to, engage in the sale, distribution, marketing and services of products that may compete with products of IP Gear.

In accordance with the Final Agreement, the Registrant and the Purchaser entered into a partner contract (the “Partner Contract”), relating to the promotion, marketing, sale and support of certain products of the Purchaser and IP Gear, pursuant to which the Registrant will become the exclusive distributor of products of the Purchaser and IP Gear in North America (including the United States, Canada, Mexico, all Caribbean nations, Guatemala and Honduras).  In connection therewith, the Purchaser granted the Registrant a marketing subsidy in the amount of $200,000 per year for a period of two years (and for a third year, based on revenues, if agreed by the parties), and the Purchaser granted the Registrant an inventory credit line in the amount of $200,000, which may be increased based upon subsequent sales performance by the Registrant. In addition, the Purchaser agreed to grant the Registrant a line of credit in the amount of $1,000,000 (the “TELES Loan”) pursuant to a separate loan agreement to be finalized by the parties within 20 days after closing.  The loan agreement is to have a four-year term, in which the Registrant is required to redeem the loan in 12 quarterly installments (beginning after the first year), with a fixed interest rate of 7% per annum.

The Final Agreement is governed by the laws of Germany.

On July 26, 2007, P&S Spirit, LLC (the “Lender”) executed a consent to the sale of IP Gear by the Registrant (the “Lender Consent”).  Pursuant to two loan agreements, a term loan dated March 29, 2007 (the “Term Loan”) and a credit line dated May 31, 2007 (the “Credit Line”) (together, the “Loans” or “Loan Agreements,” as applicable) entered into by the Lender and the Registrant, the Lender had a security interest in all of the Registrant’s shares of IP Gear, and furthermore, the sale of the Registrant’s IP Gear shares without the Lender’s consent would have caused a repayment by the Registrant of all outstanding principal under the Loans.

In accordance with the Lender Consent, the Registrant agreed to pay to the Lender from the proceeds of the closing, as a partial repayment of principal of the Term Loan, the sum of $500,000.  In addition, the Registrant agreed to pay the Lender the additional sum of $500,000, as a repayment of principal of the Term Loan, which amount is to be provided by the Lender to the Registrant as a Credit Line advance to be used by the Registrant solely to repay the outstanding principal under the Term Loan, if and when the Registrant and the Purchaser execute final documentation of the TELES Loan.  In the Lender Consent, subject to certain terms and conditions, the Lender consented to the sale of IP Gear to the Purchaser in accordance with the Final Agreement, released and terminated the Lender’s security interest in the IP Gear shares, and agreed that the consummation of the sale of IP Gear to the Purchaser shall not be deemed or give rise to an event of default, penalty or increase under, or termination of, the Loan Agreements; shall not, except as otherwise provided in the Lender Consent, accelerate any amounts owing under the Loan Agreements or trigger any prepayment or give rise to any payment not otherwise required under the Loan Agreements; and shall not require the Registrant to provide any additional security, collateral, reserve or payment under the Loan Agreements.

The Final Agreement, the Partner Contract and the Consent of P&S Spirit are filed as Exhibit 10.1, Annex 2 to Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the Registrant’s press release, announcing its Final Agreement to sell its IP Gear subsidiary to the Purchaser, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The disclosure above, set forth in Item 1.01 of this Current Report on Form 8-K, regarding the Lender Consent is hereby incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        The disclosure above, set forth in Item 1.01 of this Current Report on Form 8-K, regarding the Lender Consent is hereby incorporated by reference into this Item 2.04.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.  Description

10.1	Share Sale and Purchase Agreement, dated July 26, 2007, by and between New World Brands, Inc. and TELES AG Informationstechnologien (including the Partner Contract as Annex 2).

10.2	Consent of Lender to Sale of Asset, dated July 26, 2007, by P&S Spirit, LLC.

99.1	Press Release, dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                NEW WORLD BRANDS, INC.

                   By:  /s/ M. David Kamrat
                          Name: M. David Kamrat
                          Title:   Chief Executive Officer

Date:   August 1, 2007